Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the statements of comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2012 of GenMark Diagnostics Inc. (the “Company”) and subsidiaries (formerly Osmetech plc and subsidiaries), appearing in the Annual Report on Form 10-K for the year ended December 31, 2014.
/s/ DELOITTE & TOUCHE LLP
San Diego, California
February 24, 2015